Exhibit 10.2

LICENSE ASSIGNMENT AGREEMENT

This LICENSE ASSIGNMENT AGREEMENT is made as of December 15th 2006.

BY:
ENVIROCLEAN ENERGY CORPORATION, incorporated in accordance with the laws of the State of Delaware, having its principal place of business at 6040 Upshaw, Suite 105, Humble, Texas 77396, represented by Randy Renken, duly authorized as he so declares;

(Hereinafter the "Assignor")

AND

BETWEEN:

NEWSEARCH INC., incorporated in accordance with the laws of the State of Colorado, having its principal place of business at 4150 Sainte-Catherine Street West, suite 525, Montreal, Quebec H3Z 2Y5, represented by John Grob, duly authorized as he so declares;

(Hereinafter the "Assignee,")

(hereinafter collectively referred to as the "Parties").

WHEREAS BioConversion Technology LLC (hereinafter "BCT") is the proprietor and owner of a license for a patented pyrolytic steam reforming "gasification" technology (hereinafter referred to as the "Technology");

WHEREAS the patented pyrolytic steam reforming Technology operates in the absence of air or oxygen and features a thermo-chemical conversion chamber designed to convert carbonaceous fuel (aka: feed material, such as MSW, agricultural and wood wastes, used tires, industrial fluff, low-quality coal, etc.) to syngas through pyrolysis followed by steam reforming;

WHEREAS the Technology method and apparatus were patented in the United States by Robert E. Klepper on March 8th 2005, under patent number 6,863,878;

WHEREAS by Letter Agreement dated June 8th 2006, BCT assigned and licensed to EnviroClean Energy Corporation (hereinafter "ECE") all technologies and future upgrades of said Technology for the development of projects with UK Coal, British Nuclear Fuels, National Industrial Symbiosis Program, CMP and/or Chateauguay Metal Products or any future entities to be registered by ECE ;

WHEREAS the Assignor agrees to assign and license all title, rights and interest in said Technology and the related patent, as well as any future upgrades to the Assignee, who desires to obtain ownership of same from the Assignor;

IT IS THEREFORE AGREED between Assignor and Assignee as follows:

1.	The preamble shall form part of the foregoing Agreement;

2.
In consideration of 375,000 common shares of Newsearch Inc., representing a price of $150,000.00 at a conversion par value of $0.40 per share, receipt of which is hereby acknowledged, Assignor does hereby assign unto Assignee, its successors and assigns, Assignor's entire right, title and interest, whether now owned or existing or hereafter acquired, in and to the Technology, including but not limited to any renewals and/or extensions thereof in the Technology and all variations or any other derivative or similar, and all rights corresponding thereto throughout the world.

3.
Assignor hereby covenants with Assignee and its successors and assigns that Assignor has the rights in and to the Technology and related patent, and that as such, it has good right to transfer same to Assignee;

4.
Assignor retains no right to use the Technology, in whole or in part, except for the benefit of Assignee and at Assignee's request; all decisions concerning use of the Technology are at Assignee's sole discretion;

5.
Assignor agrees to take all actions and cooperate as is necessary to protect the rights including the patent of the Technology and further agrees to execute any documents that might be necessary to perfect Assignee's ownership of rights in the Technology and to registration thereof without further remuneration;

6.
This Agreement shall be governed by the laws of the State of Delaware, United States Any dispute arising under this Agreement shall be subject to the exclusive jurisdiction of the courts and laws of the State of Delaware and the Parties consent to personal jurisdiction in these courts;

7.
This Agreement constitutes the entire Agreement between the Parties hereto for the transfer of rights in and to the Technology, and supersedes and prior oral or written agreement or understanding between the parties related to the same; the Agreement may not be modified or amended except by subsequent writing signed by both Parties hereto;

IN WITHNESS WHEREOF and intended to by legally bound by, the Parties hereunder set their signature the day and year written above.

ASSIGNOR:	ASSIGNEE:

EnviroClean Energy Corporation	Newsearch Inc.

/s/ Randy Renken	/s/ John Grob
Per: Randy Renken	Per: John Grob